EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 22, 2022, with respect to the consolidated financial statements of Palatin Technologies, Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

September 22, 2022